Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Second Quarter of 2026 Results

For Release July 28, 2026

•	Net income of $78.3 million in the second quarter of 2026 increased $40.3 million, or 106%, compared to the second quarter of 2025, and increased $10.6 million, or 16%, compared to the first quarter of 2026.

•	Diluted earnings per common share of $1.48 in the second quarter of 2026 increased 147% compared to the second quarter of 2025 and increased 18% compared to the first quarter of 2026.

•	Total assets reached $21.2 billion, marking the fifth consecutive quarter of new highs, while increasing 4% compared to March 31, 2026, and increasing 9% compared to December 31, 2025.

•	Tangible book value per common share increased to $39.93, its 30th consecutive quarterly high, rising 13% from $35.42 at June 30, 2025, and 4% from $38.55 at March 31, 2026.

•	Asset quality improved meaningfully, as criticized loans receivable of $444.7 million decreased $60.8 million, or 12%, from March 31, 2026, and decreased $63.5 million, or 12%, from December 31, 2025.

•	Nonperforming loans of $205.6 million decreased $41.8 million, or 17%, and total delinquent loans of $208.0 million decreased $34.6 million, or 14%, compared to March 31, 2026.

•	The provision for credit losses of $9.2 million decreased 83% compared to the second quarter of 2025 and decreased 40% compared to the first quarter of 2026.

•	Capital ratios remained strong, with a total capital ratio of 12.5%, reflecting the Company’s continued emphasis on financial strength and balance sheet resilience.

•	Liquidity remained strong at $13.0 billion, or 61% of total assets, supported by $5.5 billion of unused borrowing capacity with the Federal Home Loan Bank and Federal Reserve Discount Window and a diversified mix of highly liquid assets, including cash and cash equivalents, short-term investments, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit.

•	Loans receivable, net of allowance for credit losses, totaled $12.3 billion, increasing $862.9 million, or 8%, from March 31, 2026, and increasing $1.3 billion, or 12%, from December 31, 2025.

•	Total deposits of $14.3 billion increased $1.3 billion, or 10%, from March 31, 2026, and increased $1.2 billion, or 9%, compared to December 31, 2025. Core deposits of $13.0 billion increased $891.3 million compared to March 31, 2026, and represent 91% of total deposits.

•	The Company executed a credit default swap on a $169.9 million pool of multi-family mortgage loans in June 2026, providing credit protection for the loan pool and reducing risk-based capital requirements.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank, today reported second quarter of 2026 net income of $78.3 million, or diluted earnings per common share of $1.48. This compared to $38.0 million, or diluted earnings per common share of $0.60 in the second quarter of 2025, and compared to $67.7 million, or diluted earnings per common share of $1.25 in the first quarter of 2026.

“Our second quarter results reflected continued strength across our businesses, highlighted by assets reaching a new high of $21.2 billion and tangible book value per share of $39.93, marking our 30th consecutive quarter of record tangible book value. Credit trends also improved during the quarter, with our fifth consecutive quarterly decline in criticized loans, which reached their lowest level since mid-2024, along with decreases in nonperforming loans, delinquencies, charge-offs and provision for credit losses. These results demonstrate the strength of our balance sheet, the benefit of improved credit metrics, and ongoing momentum in our business,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “With 10-year Treasury rates remaining elevated, our diversified business model continues to create multiple sources of earnings support in the current rate environment. While the higher rates may pressure near-term gain on sale of loans, loans in our robust pipeline are still expected to convert into permanent loans over time. Meanwhile, higher rates continue to support valuations on our servicing rights and derivatives, providing an offset to pressure on gain on sale revenue. Together with strong liquidity, capital, and improving credit trends, this positions us well to continue generating earnings growth and long-term shareholder value.”

Net income for the second quarter of 2026 was $78.3 million, an increase of $40.3 million, or 106%, compared to $38.0 million in the second quarter of 2025. The increase was primarily driven by a $43.8 million, or 83%, decrease in the provision for credit losses, reflecting improved asset quality.

Net income for the second quarter of 2026 was $78.3 million, an increase of $10.6 million, or 16%, from $67.7 million in the first quarter of 2026. The improvement was driven by a $14.0 million, or 12%, increase in net interest income after provision for credit losses.

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Total Assets

Total assets of $21.2 billion at June 30, 2026 increased $908.2 million, or 4%, compared to March 31, 2026, and increased $1.8 billion, or 9%, compared to December 31, 2025. The increases for both periods were primarily due to higher balances in the multi-family and warehouse portfolios, as well as revolving lines of credit collateralized by mortgage servicing rights that are included in the commercial and commercial real estate portfolio.

Asset Quality

The allowance for credit losses on loans of $75.8 million, as of June 30, 2026, decreased $1.0 million, or 1%, compared to March 31, 2026, and decreased $7.5 million, or 9%, compared to December 31, 2025. The decreases primarily reflected charge-offs on loans that had specific reserves.

During the second quarter of 2026, the Company recorded charge-offs totaling $16.5 million and had $4.8 million in recoveries. Nearly 95% of the charge-offs in the second quarter of 2026 were associated with two multi-family loan relationships. This compared to $46.1 million in charge-offs and no recoveries during the second quarter of 2025 and $23.0 million in charge-offs and $616,000 in recoveries in the first quarter of 2026.

Overall, criticized loans receivable of $444.7 million declined $60.8 million, or 12%, compared to March 31, 2026, and declined $63.5 million, or 12%, compared to December 31, 2025. These declines are consistent with the Company’s expectation that migration to criticized status would stabilize and eventually subside, supported by ongoing portfolio management efforts. As of June 30, 2026, 6% of the criticized loans were covered by credit default swaps.

As of June 30, 2026, all substandard loans have been evaluated for impairment, and these loans have specific reserves of $3.9 million. The Company believes the loan portfolio continues to be well collateralized.

Nonperforming loans decreased $41.8 million, or 17%, compared to March 31, 2026, primarily due to loans being paid in full. As of June 30, 2026, nonperforming loans were $205.6 million, or 1.67% of loans receivable, compared to $247.5 million, or 2.16%, as of March 31, 2026, and $197.8 million, or 1.79%, as of December 31, 2025.

Total delinquent loans of $208.0 million decreased $34.6 million, or 14%, compared to March 31, 2026. As of June 30, 2026, 10% of the delinquent loans were covered by credit default swaps.

The Company has taken additional steps to reduce credit risk through loan sale and securitization activities since 2019. Since 2023, the Company has executed credit protection arrangements through credit default swaps and a credit-linked note to reduce potential loss exposure, with coverage ranging from 13% to 15% of the unpaid principal balance for each arrangement. Despite having credit protection on these loans, the Company is required to carry an allowance for credit losses on loans held for investment. As of June 30, 2026, the remaining balance of loans protected by credit default swaps was $2.2 billion.

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Total Deposits

Total deposits of $14.3 billion at June 30, 2026, increased $1.3 billion, or 10%, compared to March 31, 2026, and $1.2 billion, or 9%, compared to December 31, 2025. The increase in both periods primarily reflected the growth in core deposits.

Core deposits of $13.0 billion at June 30, 2026, reflected increases of $891.3 million, or 7%, from March 31, 2026, and $1.7 billion, or 15%, from December 31, 2025. Core deposits represented 91% of total deposits at June 30, 2026, 93% of total deposits at March 31, 2026, and 87% of total deposits at December 31, 2025.

Brokered deposits of $1.3 billion at June 30, 2026, increased $411.3 million, or 46%, from March 31, 2026, and decreased $459.5 million, or 26%, from December 31, 2025. As of June 30, 2026, brokered certificates of deposit had a weighted average remaining duration of 51 days.

Liquidity

The Company maintained strong liquidity, supported by substantial borrowing capacity, including unused lines of credit totaling $5.5 billion as of June 30, 2026, compared to $3.9 billion at March 31, 2026, and $5.3 billion at December 31, 2025.

The Company’s most liquid assets include cash and cash equivalents, short-term investments, including interest-earning demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable. Combined with unused borrowing capacity of $5.5 billion, these totaled $13.0 billion, or 61%, of its $21.2 billion total assets as of June 30, 2026.

This liquidity position provides the Company with flexibility to manage funding costs, interest expense, and asset levels. In addition, the Company’s business model is designed to continuously sell or securitize a significant portion of its loans, which provides flexibility in managing its liquidity.

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Comparison of Operating Results for the Three Months Ended

June 30, 2026 and 2025

Net Interest Income of $136.5 million increased $7.8 million, or 6%, compared to $128.7 million. The increase reflected lower interest expense on certificates of deposit, partially offset by higher interest expense on interest-bearing checking accounts and lower interest income on securities held to maturity.

•	Net interest margin of 2.81% decreased two basis points compared to 2.83%.

•	Interest rate spread of 2.43% increased ten basis points compared to 2.33%.

Interest Income of $294.1 million decreased $10.3 million, or 3%, compared to $304.4 million. The decrease was primarily attributable to lower average balances and yields on securities held to maturity, as well as lower average yields on higher average balances on loans and loans held for sale.

•	Average balances of $1.4 billion for securities held to maturity decreased $174.1 million, or 11%, compared to $1.6 billion.

•	Average yields on securities held to maturity of 5.19% decreased 72 basis points compared to 5.91%.

•	Average yields on loans and loans held for sale of 6.26% decreased 66 basis points compared to 6.92%.

•	Average balances of $16.2 billion for loans and loans held for sale increased $1.4 billion, or 9%, compared to $14.8 billion.

Interest Expense of $157.5 million decreased 10% compared to $175.7 million. The decrease reflected lower average balances and rates on certificates of deposit, partially offset by higher average balances on interest-bearing checking accounts.

•	Average balances of $1.4 billion for certificates of deposit decreased $1.7 billion, or 55%, compared to $3.1 billion.

•	Average interest rates of 3.85% for certificates of deposit decreased 74 basis points compared to 4.59%.

•	Average balances on interest-bearing checking accounts of $7.9 billion increased $1.7 billion, or 28%, compared to $6.2 billion.

•	Average interest rates of 3.43% for interest-bearing checking accounts decreased 53 basis points compared to 3.96%.

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Provision for Credit Losses was $9.2 million, a decrease of 83% compared to $53.0 million, reflecting improved asset quality, including lower charge-offs and lower specific reserves.

Noninterest Income of $45.7 million decreased $4.8 million, or 10%, compared to $50.5 million. The decline was primarily due to a decrease of $10.2 million, or 44%, in gain on sale of loans, partially offset by $5.9 million, or 95%, increase in loan servicing fees.

•	Loan servicing fees included a $6.0 million positive fair market value adjustment to servicing rights, with a $1.4 million positive adjustment in the Banking segment and a $4.6 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $258,000 positive fair market value adjustment to servicing rights in the prior period with a $487,000 negative adjustment in the Banking segment and a $745,000 positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates that are influenced by projected future interest rates on escrow deposits.

•	Other noninterest income also included a $1.9 million positive fair market value adjustment to floor derivatives, reflected in the Warehouse segment, compared to a $4.3 million positive fair market value adjustment in the prior period.

Noninterest Expense of $73.2 million decreased $4.1 million, or 5%, compared to $77.3 million. The lower expenses were primarily due to a $4.2 million decrease in salaries and employee benefits from lower commissions and bonuses.

Comparison of Operating Results for the Three Months Ended

June 30, 2026 and March 31, 2026

Net Interest Income of $136.5 million increased $7.9 million, or 6%, compared to $128.6 million. The increase reflected higher interest income on loans and loans held for sale, partially offset by higher interest expense on borrowings and deposits.

•	Net interest margin of 2.81% decreased 11 basis points compared to 2.92%.

•	Interest rate spread of 2.43% decreased seven basis points compared to 2.50%.

The 11 basis point decline in net interest margin was primarily driven by changes in loan mix, as growth was weighted more toward loans held for sale and warehouse lending than the higher-yielding multi-family and healthcare portfolios. While this mix shift lowered the reported margin, the growth remained profitable and contributed to higher net interest income and overall earnings.

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Interest Income of $294.1 million increased $23.6 million, or 9%, compared to $270.5 million, primarily reflecting higher average balances at lower average yields on loans and loans held for sale.

•	Average balances of $16.2 billion for loans and loans held for sale increased 10% compared to $14.7 billion.

•	Average yields on loans and loans held for sale of 6.26% decreased eight basis points compared to 6.34%, primarily reflecting the same loan mix shift discussed above.

Interest Expense of $157.5 million increased 11% compared to $141.9 million. The increase was primarily driven by higher average balances at lower interest rates on borrowings and higher average balances at higher average interest rates on interest-bearing checking accounts.

•	Average balances of $4.0 billion on borrowings increased $880.5 million, or 28%, compared to $3.1 billion.

•	Average interest rates of 4.06% on borrowings decreased by eight basis points compared to 4.14%.

•	Average balances of $7.9 billion for interest-bearing checking accounts increased $692.0 million, or 10%, compared to $7.2 billion.

•	Average interest rates on interest-bearing checking accounts of 3.43% increased by a basis point compared to 3.42%.

Provision for Credit Losses was $9.2 million, a decrease of 40% compared to $15.3 million, reflecting improved asset quality, including lower charge-offs and lower specific reserves.

Noninterest Income of $45.7 million decreased 2% compared to $46.6 million. Results reflected a decrease of $3.1 million, or 21%, in loan servicing fees, and a $1.5 million, or 11%, decrease in other noninterest income. Partially offsetting these declines was a $3.8 million, or 122%, increase in syndication and asset management fees.

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•	Loan servicing fees included a $6.0 million positive fair market value adjustment to servicing rights, with a $1.4 million positive adjustment in the Banking segment and a $4.6 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to an $8.9 million positive fair market value adjustment to servicing rights in the prior period, with a $1.6 million positive adjustment in the Banking segment and a $7.4 million positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates that are influenced by projected future interest rates on escrow deposits.

•	Other noninterest income included a $1.9 million positive fair market value adjustment to floor derivatives, reflected in the Warehouse segment, compared to a $2.7 million positive fair market value adjustment to derivatives in the prior period.

Noninterest Expense of $73.2 million decreased $2.4 million, 3%, compared to $75.6 million, primarily due to a $2.5 million decrease in deposit insurance expenses from improved asset quality.

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About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing (through this segment it also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $21.2 billion in assets and $14.3 billion in deposits as of June 30, 2026, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Investment Partners, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@bankmerchants.com

INVESTOR CONTACT: TAMI DURLE

Merchants Bancorp

Phone: (317) 324-4556

Email: tdurle@bankmerchants.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$17,875	$19,642	$15,844	$11,566	$15,419
Interest-earning demand accounts	296,828	63,573	196,358	586,470	631,746
Cash and cash equivalents	314,703	83,215	212,202	598,036	647,165
Securities purchased under agreements to resell	1,501	1,511	1,520	1,529	1,539
Mortgage loans in process of securitization	407,418	437,001	620,094	414,786	402,427
Securities available for sale (includes $527,676, $550,207, $571,314, $591,379 and $602,962 at fair value)	820,105	843,896	865,058	885,070	936,343
Securities held to maturity (fair value of $1,353,543, $1,426,444, $1,543,554, $1,670,306 and $1,547,525)	1,354,885	1,425,982	1,543,659	1,670,555	1,548,211
Federal Home Loan Bank (FHLB) stock and other equity securities	227,589	227,589	227,589	217,850	217,850
Loans held for sale (includes $148,368, $163,426, $76,980, $112,832 and $91,930 at fair value)	4,615,894	4,709,688	3,873,012	4,129,329	4,105,765
Loans receivable (includes $46,024, $46,427, $47,318, $0 and $0 at fair value), net of allowance for credit losses on loans of $75,803, $76,831, $83,301, $93,330 and $91,811	12,262,800	11,399,882	10,951,381	10,515,221	10,432,117
Premises and equipment, net	74,664	73,695	73,929	75,148	71,050
Servicing rights	236,949	229,576	217,296	213,156	193,037
Interest receivable	82,078	77,326	81,807	82,445	82,391
Goodwill	8,014	8,014	8,014	8,014	8,014
Other real estate owned	72,389	60,226	60,145	4,347	7,049
Other assets and receivables	750,993	744,181	713,237	539,161	488,246
Total assets	$21,229,982	$20,321,782	$19,448,943	$19,354,647	$19,141,204
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$606,682	$501,864	$604,081	$399,814	$315,523
Interest-bearing	13,647,632	12,449,889	12,437,111	13,534,891	12,371,312
Total deposits	14,254,314	12,951,753	13,041,192	13,934,705	12,686,835
Borrowings	4,282,597	4,773,490	3,842,592	2,902,631	4,009,474
Deferred and current tax liabilities, net	50,140	46,403	33,900	28,973	29,228
Other liabilities	249,127	219,833	250,500	262,904	231,035
Total liabilities	18,836,178	17,991,479	17,168,184	17,129,213	16,956,572
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares
Issued and outstanding - 45,938,075 shares, 45,935,408 shares, 45,893,172 shares, 45,889,238 shares and 45,885,458 shares	244,345	243,433	243,310	242,371	241,452
Preferred stock, without par value - 5,000,000 total shares authorized
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,459	137,459	137,459
7.625% Series E Preferred stock - $1,000 per share liquidation preference
Authorized - 230,000 shares
Issued and outstanding - 230,000 shares (equivalent to 9,200,000 depositary shares)	222,748	222,748	222,748	222,748	222,748
Retained earnings	1,599,367	1,536,383	1,486,191	1,431,983	1,392,136
Accumulated other comprehensive loss	(1,199)	(804)	(33)	(211)	(247)
Total shareholders' equity	2,393,804	2,330,303	2,280,759	2,225,434	2,184,632
Total liabilities and shareholders' equity	$21,229,982	$20,321,782	$19,448,943	$19,354,647	$19,141,204

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q26	2Q26
	2026	2026	2025	vs. 1Q26	vs. 2Q25
Interest Income
Loans	$252,546	$230,269	$255,641	10%	-1%
Mortgage loans in process of securitization	4,455	4,387	5,304	2%	-16%
Investment securities:
Available for sale	9,562	9,942	12,095	-4%	-21%
Held to maturity	18,076	19,479	23,166	-7%	-22%
FHLB stock and other equity securities (dividends)	4,979	4,394	4,641	13%	7%
Other	4,454	2,040	3,552	118%	25%
Total interest income	294,072	270,511	304,399	9%	-3%
Interest Expense
Deposits	116,839	109,849	131,375	6%	-11%
Short-term borrowings	37,608	28,937	36,981	30%	2%
Long-term borrowings	3,089	3,077	7,324	—	-58%
Total interest expense	157,536	141,863	175,680	11%	-10%
Net Interest Income	136,536	128,648	128,719	6%	6%
Provision for credit losses	9,184	15,299	53,027	-40%	-83%
Net Interest Income After Provision for Credit Losses	127,352	113,349	75,692	12%	68%
Noninterest Income
Gain on sale of loans	13,160	13,506	23,342	-3%	-44%
Loan servicing fees, net	11,992	15,099	6,138	-21%	95%
Mortgage warehouse fees	1,857	1,620	2,039	15%	-9%
Syndication and asset management fees	6,933	3,117	9,707	122%	-29%
Other income	11,738	13,257	9,254	-11%	27%
Total noninterest income	45,680	46,599	50,480	-2%	-10%
Noninterest Expense
Salaries and employee benefits	39,345	38,565	43,566	2%	-10%
Loan expense	1,177	1,185	1,142	-1%	3%
Occupancy and equipment	3,462	3,081	2,494	12%	39%
Professional fees	3,328	2,767	3,159	20%	5%
Deposit insurance expense	5,893	8,408	7,152	-30%	-18%
Technology expense	2,893	2,679	2,446	8%	18%
Credit risk transfer premium expense	6,100	5,764	4,767	6%	28%
Other expense	11,050	13,193	12,611	-16%	-12%
Total noninterest expense	73,248	75,642	77,337	-3%	-5%
Income Before Income Taxes	99,784	84,306	48,835	18%	104%
Provision for income taxes	21,481	16,574	10,854	30%	98%
Net Income	$78,303	$67,732	$37,981	16%	106%
Dividends on preferred stock	(10,266)	(10,265)	(10,266)	—	—
Net Income Available to Common Shareholders	$68,037	$57,467	$27,715	18%	145%
Basic Earnings Per Share	$1.48	$1.25	$0.60	18%	147%
Diluted Earnings Per Share	$1.48	$1.25	$0.60	18%	147%
Weighted-Average Shares Outstanding
Basic	45,936,610	45,929,936	45,883,644
Diluted	46,005,938	45,997,744	45,929,563

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Six Months Ended
	June 30,	June 30,
	2026	2025	Change
Interest Income
Loans	$482,815	$494,921	-2%
Mortgage loans in process of securitization	8,842	9,047	-2%
Investment securities:
Available for sale	19,504	24,453	-20%
Held to maturity	37,555	47,524	-21%
FHLB stock and other equity securities (dividends)	9,373	9,013	4%
Other	6,494	6,645	-2%
Total interest income	564,583	591,603	-5%
Interest Expense
Deposits	226,688	255,316	-11%
Short-term borrowings	66,545	70,345	-5%
Long-term borrowings	6,166	15,027	-59%
Total interest expense	299,399	340,688	-12%
Net Interest Income	265,184	250,915	6%
Provision for credit losses	24,483	60,754	-60%
Net Interest Income After Provision for Credit Losses	240,701	190,161	27%
Noninterest Income
Gain on sale of loans	26,666	34,961	-24%
Loan servicing fees, net	27,091	10,148	167%
Mortgage warehouse fees	3,477	3,552	-2%
Syndication and asset management fees	10,050	13,096	-23%
Other income	24,995	12,416	101%
Total noninterest income	92,279	74,173	24%
Noninterest Expense
Salaries and employee benefits	77,910	79,985	-3%
Loan expense	2,362	1,940	22%
Occupancy and equipment	6,543	4,845	35%
Professional fees	6,095	6,053	1%
Deposit insurance expense	14,301	14,380	-1%
Technology expense	5,572	4,820	16%
Credit risk transfer premium expense	11,864	8,629	37%
Other expense	24,243	18,349	32%
Total noninterest expense	148,890	139,001	7%
Income Before Income Taxes	184,090	125,333	47%
Provision for income taxes	38,055	29,113	31%
Net Income	$146,035	$96,220	52%
Dividends on preferred stock	(20,531)	(20,531)	—
Impact of preferred stock redemption	—	(5,371)	-100%
Net Income Available to Common Shareholders	$125,504	$70,318	78%
Basic Earnings Per Share	$2.73	$1.53	78%
Diluted Earnings Per Share	$2.73	$1.53	78%
Weighted-Average Shares Outstanding
Basic	45,933,291	45,853,998
Diluted	46,001,859	45,921,988

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q26		2Q26
	2026	2026	2025	vs. 1Q26		vs. 2Q25
Noninterest expense	$73,248	$75,642	$77,337	-3%		-5%

Net interest income (before provision for credit losses)	136,536	128,648	128,719	6%		6%
Noninterest income	45,680	46,599	50,480	-2%		-10%
Total income	$182,216	$175,247	$179,199	4%		2%

Efficiency ratio	40.20%	43.16%	43.16%	(296	)bps	(296	)bps

Average assets	$20,578,875	$18,952,948	$18,984,925	9%		8%
Net income	78,303	67,732	37,981	16%		106%
Return on average assets before annualizing	0.38%	0.36%	0.20%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.52%	1.43%	0.80%	9	bps	72	bps

Return on average tangible common shareholders' equity (1)	14.95%	13.01%	6.75%	194	bps	820	bps

Tangible book value per common share (1)	$39.93	$38.55	$35.42	4%		13%

Tangible common shareholders' equity/tangible assets (1)	8.64%	8.72%	8.49%	(8	)bps	15	bps

Consolidated ratios
Total capital/risk-weighted assets(2)	12.5%	12.8%	13.4%
Tier I capital/risk-weighted assets(2)	12.1%	12.3%	12.8%
Common Equity Tier I capital/risk-weighted assets(2)	9.3%	9.4%	9.5%
Tier I capital/average assets(2)	11.6%	12.3%	11.5%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

(2) As defined by regulatory agencies; June 30, 2026 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock dividends.  Tangible common shareholders' equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total equity.  Tangible assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common shareholders' equity by the number of shares outstanding.

	Three Months Ended			Change
	June 30,	March 31,	June 30,	2Q26		2Q26
	2026	2026	2025	vs. 1Q26		vs. 2Q25
Average shareholders' equity	$2,379,573	$2,326,390	$2,201,836	2%		8%
Less: average goodwill & intangibles	(8,043)	(8,048)	(8,065)	—		—
Less: average preferred stock	(551,291)	(551,291)	(551,290)	—		—
Average tangible common shareholders' equity	$1,820,239	$1,767,051	$1,642,481	3%		11%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	14.95%	13.01%	6.75%	194	bps	820	bps

Total equity	$2,393,804	$2,330,303	$2,184,632	3%		10%
Less: goodwill and intangibles	(8,040)	(8,045)	(8,062)	—		—
Less: preferred stock	(551,291)	(551,291)	(551,291)	—		—
Tangible common shareholders' equity	$1,834,473	$1,770,967	$1,625,279	4%		13%

Assets	$21,229,982	$20,321,782	$19,141,204	4%		11%
Less: goodwill and intangibles	(8,040)	(8,045)	(8,062)	—		—
Tangible assets	$21,221,942	$20,313,737	$19,133,142	4%		11%

Ending common shares	45,938,075	45,935,408	45,885,458

Tangible book value per common share	$39.93	$38.55	$35.42	4%		13%
Tangible common shareholders' equity/tangible assets	8.64%	8.72%	8.49%	(8	)bps	15	bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Six Months Ended
	June 30,	June 30,
	2026	2025	Change
Noninterest expense	$148,890	$139,001	7%

Net interest income (before provision for credit losses)	265,184	250,915	6%
Noninterest income	92,279	74,173	24%
Total income	$357,463	$325,088	10%

Efficiency ratio	41.65%	42.76%	(111	)bps

Average assets	$19,770,403	$18,411,623	7%
Net income	146,035	96,220	52%
Return on average assets before annualizing	0.74%	0.52%
Annualization factor	2.00	2.00
Return on average assets	1.48%	1.05%	43	bps

Return on average tangible common shareholders' equity (1)	13.99%	8.68%	531	bps

Tangible book value per common share (1)	$39.93	$35.42	13%

Tangible common shareholders' equity/tangible assets (1)	8.64%	8.49%	15	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock dividends.  Tangible common shareholders' equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total equity.  Tangible assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common shareholders' equity by the number of shares outstanding.

	Six Months Ended
	June 30,	June 30,
	2026	2025	Change
Average shareholders' equity	$2,353,128	$2,181,117	8%
Less: average goodwill & intangibles	(8,045)	(8,067)	—
Less: average preferred stock	(551,291)	(551,958)	—
Average tangible common shareholders' equity	$1,793,792	$1,621,092	11%

Annualization factor	2.00	2.00
Return on average tangible common shareholders' equity	13.99%	8.68%	531	bps

Total equity	$2,393,804	$2,184,632	10%
Less: goodwill and intangibles	(8,040)	(8,062)	—
Less: preferred stock	(551,291)	(551,291)	—
Tangible common shareholders' equity	$1,834,473	$1,625,279	13%

Assets	$21,229,982	$19,141,204	11%
Less: goodwill and intangibles	(8,040)	(8,062)	—
Tangible assets	$21,221,942	$19,133,142	11%

Ending common shares	45,938,075	45,885,458

Tangible book value per common share	$39.93	$35.42	13%
Tangible common shareholders' equity/tangible assets	8.64%	8.49%	15	bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-earning deposits, and other interest or dividends	$689,479	$9,433	5.49%	$433,306	$6,434	6.02%	$539,357	$8,193	6.09%
Securities available for sale	832,715	9,562	4.61%	856,846	9,942	4.71%	955,186	12,095	5.08%
Securities held to maturity	1,398,098	18,076	5.19%	1,493,185	19,479	5.29%	1,572,186	23,166	5.91%
Mortgage loans in process of securitization	353,297	4,455	5.06%	338,052	4,387	5.26%	376,904	5,304	5.64%
Loans and loans held for sale	16,185,486	252,546	6.26%	14,741,304	230,269	6.34%	14,826,151	255,641	6.92%
Total interest-earning assets	19,459,075	294,072	6.06%	17,862,693	270,511	6.14%	18,269,784	304,399	6.68%
Allowance for credit losses on loans	(80,566)			(85,226)			(90,860)
Noninterest-earning assets	1,200,366			1,175,481			806,001
Total assets	$20,578,875			$18,952,948			$18,984,925

Liabilities & Shareholders' Equity:

Interest-bearing checking	$7,891,368	67,395	3.43%	$7,199,340	60,763	3.42%	$6,161,736	60,845	3.96%
Money market /savings deposits	4,117,113	36,120	3.52%	3,925,326	34,000	3.51%	3,499,982	35,145	4.03%
Certificates of deposit	1,386,717	13,324	3.85%	1,562,186	15,086	3.92%	3,090,250	35,385	4.59%
Total interest-bearing deposits	13,395,198	116,839	3.50%	12,686,852	109,849	3.51%	12,751,968	131,375	4.13%

Borrowings	4,017,881	40,697	4.06%	3,137,379	32,014	4.14%	3,453,960	44,305	5.15%
Total interest-bearing liabilities	17,413,079	157,536	3.63%	15,824,231	141,863	3.64%	16,205,928	175,680	4.35%

Noninterest-bearing deposits	542,526			560,176			376,217
Noninterest-bearing liabilities	243,697			242,151			200,944
Total liabilities	18,199,302			16,626,558			16,783,089

Shareholders' equity	2,379,573			2,326,390			2,201,836

Total liabilities and shareholders' equity	$20,578,875			$18,952,948			$18,984,925

Net interest income		$136,536			$128,648			$128,719

Net interest spread			2.43%			2.50%			2.33%

Net interest-earning assets	$2,045,996			$2,038,462			$2,063,856

Net interest margin			2.81%			2.92%			2.83%

Average interest-earning assets to average interest-bearing liabilities			111.75%			112.88%			112.74%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Segment
Multi-family Mortgage Banking	$10,336	$11,014	$9,269	$21,350	$12,682
Mortgage Warehousing	30,599	28,648	22,986	59,247	38,384
Banking	47,337	37,980	14,574	85,317	61,681
Other	(9,969)	(9,910)	(8,848)	(19,879)	(16,527)
Total	$78,303	$67,732	$37,981	$146,035	$96,220

	Total Assets
	June 30, 2026		March 31, 2026		December 31, 2025
	Amount	%	Amount	%	Amount	%
Segment
Multi-family Mortgage Banking	$567,941	2%	$522,976	3%	$526,423	3%
Mortgage Warehousing	8,647,738	41%	8,544,107	42%	7,251,653	37%
Banking	11,581,635	55%	10,850,657	53%	11,307,401	58%
Other	432,668	2%	404,042	2%	363,466	2%
Total	$21,229,982	100%	$20,321,782	100%	$19,448,943	100%

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Loan Type
Multi-family	$11,755	$11,422	$19,815	$23,177	$29,940
Single-family	489	388	2,428	877	2,634
Small Business Administration (SBA)	916	1,696	1,099	2,612	2,387
Total	$13,160	$13,506	$23,342	$26,666	$34,961

	Servicing Rights			Servicing Rights
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Balance, beginning of period	$229,576	$217,296	$189,711	$217,296	$189,935
Additions
Purchased servicing	-	125	70	125	70
Originated servicing	4,010	5,749	5,244	9,759	8,582
Subtractions
Paydowns	(2,652)	(2,532)	(2,246)	(5,184)	(5,054)
Changes in fair value	6,015	8,938	258	14,953	(496)
Balance, end of period	$236,949	$229,576	$193,037	$236,949	$193,037

Supplemental Results

(Unaudited)

($ in thousands)

	Loans Receivable and Loans Held for Sale
	June 30,	March 31,	December 31,
	2026	2026	2025
Mortgage warehouse repurchase agreements (4)	$2,168,175	$1,982,411	$1,600,285
Residential real estate (1)	1,078,358	1,038,724	1,018,780
Multi-family financing	5,855,477	5,537,711	5,332,680
Healthcare financing	1,303,597	1,260,821	1,385,359
Commercial and commercial real estate (2)(3)(4)	1,837,427	1,560,788	1,603,551
Agricultural production and real estate	91,609	92,527	92,077
Consumer and margin loans	3,960	3,731	1,950
Loans receivable	12,338,603	11,476,713	11,034,682
Less: Allowance for credit losses on loans	75,803	76,831	83,301
Loans receivable, net	$12,262,800	$11,399,882	$10,951,381

Loans held for sale (4)	4,615,894	4,709,688	3,873,012
Total loans, net of allowance	$16,878,694	$16,109,570	$14,824,393

(1)     Includes $0.8 billion, $0.8 billion and $0.8 billion of All-In-One © first-lien home equity lines of credit as of June 30, 2026, March 31, 2026 and December 31, 2025, respectively.

(2)     Includes $1.2 billion, $0.9 billion and $0.9 billion of revolving  lines of credit collateralized primarily by mortgage servicing rights as of June 30, 2026, March 31, 2026 and December 31, 2025, respectively.

(3)     Includes only $19.0 million, $19.7 million and $19.5 million of non-owner occupied commercial real estate as of June 30, 2026, March 31, 2026 and December 31, 2025, respectively.

(4)    The warehouse portfolio is exclusively made up of loans to residential and multi-family mortgage bankers that are funding agency-eligible mortgages and commercial loans, which represent all of the Company's loans to non-depository institutions.

	Loan Credit Risk Profile
	June 30, 2026		March 31, 2026		December 31, 2025
	Amount	%	Amount	%	Amount	%
Pass	$11,893,874	96.4%	$10,971,183	95.6%	$10,526,493	95.4%

Special mention	214,786	1.7%	234,346	2.0%	204,918	1.9%
Substandard	229,943	1.9%	271,184	2.4%	303,271	2.7%
Criticized loans	444,729	3.6%	505,530	4.4%	508,189	4.6%
Total loans receivable	$12,338,603	100.0%	$11,476,713	100.0%	$11,034,682	100.0%
Charge-offs (year-to-date)	$39,511		$22,979		$124,116
Recoveries (year-to-date)	$5,405		$616		$127

	Nonperforming Loans
	June 30,	March 31,	December 31,
	2026	2026	2025
Nonaccrual loans	$205,545	$239,108	$197,812
90 days past due and still accruing	87	8,350	—
Total nonperforming loans	$205,632	$247,458	$197,812
Other real estate owned	72,389	60,226	60,145
Total nonperforming assets	$278,021	$307,684	$257,957
Nonperforming loans to total loans receivable	1.67%	2.16%	1.79%
Nonperforming assets to total assets	1.31%	1.51%	1.33%

	Delinquent Loans
	June 30,	March 31,	December 31,
	2026	2026	2025
Delinquent loans:
Loans receivable	$207,700	$242,271	$206,561
Loans held for sale	263	264	265
Total delinquent loans	$207,963	$242,535	$206,826
Total loans receivable and loans held for sale	$16,954,497	$16,186,401	$14,907,694
Delinquent loans to total loans	1.23%	1.50%	1.39%

Supplemental Results

(Unaudited)

($ in thousands)

	Deposits
	June 30,	March 31,	December 31,
	2026	2026	2025
Noninterest-bearing deposits
Core demand deposits	$606,682	$501,864	$604,081

Interest-bearing deposits
Demand deposits:
Core demand deposits	$7,820,104	$6,949,611	$6,207,814
Brokered demand deposits	503,257	301,111	600,000
Total interest-bearing demand deposits	8,323,361	7,250,722	6,807,814
Money market/savings deposits:
Core money market/savings deposits	3,944,677	3,872,344	3,566,523
Brokered money market/savings deposits	2,912	200,867	201,010
Total money market/savings deposits	3,947,589	4,073,211	3,767,533
Certificates of deposit:
Core certificates of deposit	585,061	741,452	905,448
Brokered certificates of deposit	791,621	384,504	956,316
Total certificates of deposit	1,376,682	1,125,956	1,861,764

Total interest-bearing deposits	13,647,632	12,449,889	12,437,111

Total deposits	$14,254,314	$12,951,753	$13,041,192

Total core deposits	$12,956,524	$12,065,271	$11,283,866
Total brokered deposits	1,297,790	886,482	1,757,326
Total deposits	$14,254,314	$12,951,753	$13,041,192